Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR CONTACT:

Chris A. Karkenny
Executive Vice President, Chief Financial Officer
949-639-2000

Apria Healthcare Group Inc. Announces First Quarter 2012

Financial Results

LAKE FOREST, California – May 1, 2012 – Apria Healthcare Group Inc. (“Apria” or the “Company”), a quality, cost-efficient provider of home healthcare products and services in the United States, today announced its financial results for the quarter ended March 31, 2012.

Recent Developments

Realignment of Management. On March 14, 2012, Apria announced the realignment of management responsibilities for its operating segments. In connection with these changes, Daniel E. Greenleaf was promoted to Chief Executive Officer of Coram, Inc., the principal operating subsidiary of the home infusion therapy segment. In connection with this appointment, Mr. Greenleaf no longer serves as the Chief Operating Officer of our home respiratory therapy/home medical equipment segment. In addition, Daniel J. Starck was named Chief Executive Officer of Apria Healthcare, Inc., the principal operating subsidiary for the home respiratory therapy/home medical equipment segment. Mr. Starck joins Apria from CorVel Corporation, where he served as Chief Executive Officer since 2007. Norman C. Payson, M.D. will continue to serve as Executive Chairman and Chief Executive Officer of the parent company, overseeing both operating segments. These structural changes give the Company dedicated focus on its home infusion therapy business, while also providing specific leadership to the home respiratory therapy/home medical equipment business.

2012 First Quarter Highlights

Net revenues in the three months ended March 31, 2012 were $595.7 million, compared to $536.7 million in the three months ended March 31, 2011, an increase of $59.0 million or 11.0%. Revenue for the three months ended March 31, 2012 increased primarily due to increased volume in the home infusion therapy segment and the home respiratory therapy and home medical equipment segment, as well as the acquisition of Praxair assets in March 2011.

Adjusted EBITDA before projected cost savings and synergies1 for the three months ended March 31, 2012 was $58.7 million.

Net loss for the three months ended March 31, 2012 was $19.6 million.

EBITDA for the three months ended March 31, 2012 was $43.5 million.

Certain Credit Statistics

Our net leverage ratio, defined as the ratio of net debt to Adjusted EBITDA, was 3.5x at March 31, 2012.

[1]	This press release includes several metrics, including EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies that are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). See “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” section at the end of this press release for the definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies and their reconciliation to net income (loss).

Conference Call

As previously announced, Apria will hold a conference call to discuss its first quarter 2012 results on May 1, 2012 at 1:00 p.m. (Eastern Daylight Time). The conference call can be accessed live over the phone by dialing 866-900-5939 or, for international callers, 706-758-0130 or through the Investor Relations page of the Company’s website at www.apria.com. The passcode for the live call is Apria.

A replay of the conference call will be available one hour after the call and can be accessed by dialing 855-859-2056 or, for international callers, 404-537-3406 or through the Investor Relations page of the Company’s website. The passcode for the replay is 75594330. The replay will be available until May 15, 2012.

A financial results presentation will be made available immediately prior to the call on the Investor Relations page of the Company’s website at www.apria.com.

Forward Looking Statements

Statements contained herein that are not historical facts and that reflect the current view of Apria’s management about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward looking statements include but are not limited to current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in the Company’s filings with the Securities and Exchange Commission. The Company’s “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

About Apria Healthcare Group Inc.

Apria provides home respiratory therapy, home infusion therapy and home medical equipment services through approximately 540 locations in the United States. With $2.3 billion in annual revenues, it is one of the nation’s leading home healthcare companies. For more information, visit www.apria.com or www.coramhc.com.

Apria Healthcare Group Inc.

Condensed Consolidated Balance Sheets

	March 31, 2012	December 31, 2011
	(unaudited)
	(in thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$23,514	$29,096
Accounts receivable, less allowance for doubtful accounts of $50,858 and $53,934 at March 31, 2012 and December 31, 2011, respectively	362,479	337,212
Inventories	64,027	57,683
Deferred income taxes	—	168
Deferred expenses	3,430	3,681
Prepaid expenses and other current assets	25,165	23,927

TOTAL CURRENT ASSETS	478,615	451,767
PATIENT SERVICE EQUIPMENT, less accumulated depreciation of $173,323 and $176,526 at March 31, 2012 and December 31, 2011, respectively	174,503	166,769
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	82,303	83,768
GOODWILL	258,725	258,725
INTANGIBLE ASSETS, NET	484,830	485,366
DEFERRED DEBT ISSUANCE COSTS, NET	41,185	44,636
OTHER ASSETS	10,332	8,997

TOTAL ASSETS	$1,530,493	$1,500,028

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$146,466	$135,572
Accrued payroll and related taxes and benefits	71,679	69,217
Deferred income taxes current	661	—
Other accrued liabilities	93,685	67,114
Deferred revenue	27,336	28,649
Current portion of long-term debt	20,289	10,301

TOTAL CURRENT LIABILITIES	360,116	310,853
LONG-TERM DEBT, net of current portion	1,017,681	1,017,755
DEFERRED INCOME TAXES	199,534	200,225
INCOME TAXES PAYABLE AND OTHER NON-CURRENT LIABILITIES	51,630	50,795

TOTAL LIABILITIES	1,628,961	1,579,628
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value: 1,000 shares authorized; 100 shares issued at March 31, 2012 and December 31, 2011	—	—
Additional paid-in capital	691,609	690,870
Accumulated deficit	(790,077)	(770,470)

TOTAL STOCKHOLDERS’ DEFICIT	(98,468)	(79,600)

	$1,530,493	$1,500,028

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2012	2011
	(Unaudited) (in thousands)
Net revenues:
Fee for service arrangements	$551,616	$495,684
Capitation arrangements	44,097	41,059

TOTAL NET REVENUES	595,713	536,743

Costs and expenses:
Cost of net revenues:
Product and supply costs	207,412	177,440
Patient service equipment depreciation	20,696	21,805
Home respiratory therapy services	7,289	5,973
Nursing services	11,223	9,931
Other	5,046	2,727

TOTAL COST OF NET REVENUES	251,666	217,876
Provision for doubtful accounts	11,858	20,264
Selling, distribution and administrative	317,422	296,628
Amortization of intangible assets	661	1,077

TOTAL COSTS AND EXPENSES	581,607	535,845

OPERATING INCOME	14,106	898
Interest expense	33,517	32,904
Interest income and other	(702)	(251)

LOSS BEFORE TAXES	(18,709)	(31,755)
Income tax expense (benefit)	898	(10,731)

NET LOSS	$(19,607)	$(21,024)

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2012	2011
	(Unaudited) (in thousands)
OPERATING ACTIVITIES
Net loss	$(19,607)	$(21,024)
Items included in net loss not requiring cash:
Provision for doubtful accounts	11,858	20,264
Depreciation	28,705	31,121
Amortization of intangible assets	661	1,077
Amortization of deferred debt issuance costs	3,451	2,909
Deferred income taxes	137	(11,801)
Profit interest compensation	739	828
Loss on disposition of assets and other	5,597	3,624
Changes in operating assets and liabilities, exclusive of effects of acquisitions:
Accounts receivable	(37,125)	(42,047)
Inventories	(6,344)	4,864
Prepaid expenses and other assets	(2,575)	(4,362)
Accounts payable, exclusive of book-cash overdraft	15,062	6,482
Accrued payroll and related taxes and benefits	2,462	4,742
Income taxes payable	260	274
Deferred revenue, net of related expenses	(1,062)	3,130
Accrued expenses	27,149	34,086

NET CASH PROVIDED BY OPERATING ACTIVITIES	29,368	34,167

INVESTING ACTIVITIES
Purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions	(44,783)	(34,089)
Proceeds from disposition of assets	13	7
Cash paid for acquisitions	(94)	(22,439)

NET CASH USED IN INVESTING ACTIVITIES	(44,864)	(56,521)

FINANCING ACTIVITIES
Proceeds from ABL Facility	67,000	—
Payments on ABL Facility	(57,000)	—
Payments on other long-term debt	(86)	(400)
Cash paid on profit interest units	—	(1,000)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	9,914	(1,400)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,582)	(23,754)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29,096	109,137

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$23,514	$85,383

Apria Healthcare Group Inc.

1st Quarter 2012 Financial Summary

	Three Months Ended March 31,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2012	2011
Net Revenue	$595.7	$536.7	$59.0	11.0%
Gross Profit	344.0	318.9	25.1	7.9%
% Margin	57.8%	59.4%
Provision for Doubtful Accounts	11.9	20.3	8.4	41.4%
% of Net Revenue	2.0%	3.8%
Selling, Distribution and Administrative	317.4	296.6	(20.8)	(7.0)%
% of Net Revenue	53.3%	55.3%
Net Loss	(19.6)	(21.0)	1.4	6.7%
EBITDA	43.5	33.0	10.5	31.8%
Adjusted EBITDA Before Projected Cost Savings and Synergies	58.7	52.2	6.5	12.5%
% of Net Revenue	9.9%	9.7%

Segment Revenue Performance

($ in millions)	Three Months Ended March 31,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
	2012	2011
Home Respiratory Therapy and Home Medical Equipment	$301.9	$276.0	$25.9	9.4%
Home Infusion Therapy	293.8	260.7	33.1	12.7%

Total Net Revenue	$595.7	$536.7	$59.0	11.0%

Cash and Cash Equivalents, Capitalization & Certain Credit Statistics

The following table indicates the cash and cash equivalents, capitalization and certain credit statistics as of March 31, 2012:

($ in millions)	March 31, 2012
Cash and Cash Equivalents	$23.5
Debt
Asset Based Revolving Credit Facility	20.0
Series A-1 Notes	700.0
Series A-2 Notes	317.5
Capital Leases & Other	0.5

Total Debt	$1,038.0
Shareholders’ Deficit	(98.5)

Total Capitalization	$939.5

Net Leverage Ratio Calculations
Net Debt[1]	$1,014.5
Adjusted EBITDA[2]	$286.0
Net Leverage Ratio[3]	3.5x

1	Net debt is defined as total debt less cash and cash equivalents. This amount does not reflect outstanding letters of credit.
2	For the twelve months ended March 31, 2012.
3	Net leverage ratio is defined as the ratio of net debt to Adjusted EBITDA. The net leverage ratio calculated using Adjusted EBITDA before projected cost savings and synergies is 3.7x.

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

This press release includes several metrics which are not calculated in accordance with GAAP, including EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow. EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, these measures are not intended to be measures of Free Cash Flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow may not be comparable to other similarly titled measures of other companies. We believe that such measures provide useful information about our financial condition and covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and in our ABL Facility to investors and we compensate for the limitations of using non-GAAP financial measures by presenting them together with GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization.

Adjusted EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization, further adjusted to exclude certain non-cash items, costs incurred related to initiatives, other adjustment items and projected cost savings and synergies permitted in calculating covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and the credit agreement governing our ABL Facility.

Adjusted EBITDA before projected cost savings and synergies is defined as Adjusted EBITDA less the projected cost savings and synergies that we expect to realize in connection with cost savings, restructuring and other similar initiatives.

Free Cash Flow is defined as cash provided by operating activities less purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions.

The following tables provide reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow for the periods presented to the respective most closely comparable financial measures calculated in accordance with GAAP.

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies

	Three Months Ended March 31,		LTM March 31,
(in millions)	2012	2011	2012
Net Loss	$(19.6)	$(21.0)	$(745.9)
Interest expense, net	32.8	32.5	132.3
Income tax expense (benefit)	0.9	(10.7)	36.3
Depreciation and amortization	29.4	32.2	130.8

EBITDA	43.5	33.0	(446.5)
Non-cash impairment of goodwill, intangible and long-lived assets	—	—	657.9
Non-cash items	6.4	4.4	24.0
Costs incurred related to initiatives	7.1	13.0	33.5
Other adjustments	1.7	1.8	7.0

Adjusted EBITDA Before Projected Cost Savings and Synergies	$58.7	$52.2	275.9

Projected cost savings and synergies			10.1

Adjusted EBITDA			$286.0

Definition of Terms and Reconciliation of Non-GAAP Financial Measures (continued)

Reconciliation of Free Cash Flow

(in millions)	Three Months Ended March 31, 2012
Net Loss	$(19.6)
Non-cash items	51.2
Change in operating assets and liabilities	(2.2)

Net cash provided by operating activities	29.4
Less: Purchases of patient service equipment and property, equipment and improvements	(44.8)

Free Cash Flow	$(15.4)